Consent of Independent Auditors





We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-_________) pertaining to the Non-Qualified Stock Option Agreement-1998 (Larry Jewell) of LSB Industries, Inc. of our report dated March 16, 1998, except for the fourth paragraph of Note 5(A), as to which the date is April 8, 1998, with respect to the consolidated financial statements and schedule of LSB Industries, Inc. included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP


Oklahoma City, Oklahoma
August 24, 1998